Schwartz Levitsky Feldman LLP
CHARTERED ACCOUNTANTS
MONTRÉAL, TORONTO, OTTAWA

SLF

EXHIBIT 16.1

February 8, 2006

US Securities and Exchange Commission
Mail Stop 1103
450 5th Street, NW
Washington, DC 20549
USA

Dear Sirs:

We have read the statements of United American Corporation pertaining to our firm included under Item 4.01 of Form 8-K dated February 3, 2006 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Yours very truly,

SCHWARTZ LEVITSKY FELDMAN LLP

Schwartz Levitsky Feldman LLP

Montreal, Quebec, Canada
February 8, 2006

1980, rue Sherbrooke Ouest, 10e étage
Montréal (Québec) H3H 1E8
Tél: 514 937 6392
Fax: [illegible]